Exhibit 99.2

[Logo]

                                                         1025 Eldorado Boulevard
                                                      Broomfield, Colorado 80021
                                                                  www.Level3.com


                                                                    NEWS RELEASE


Level 3 contacts:

Media:            Josh Howell                       Investors:        Robin Grey
                  720-888-2517                                      720-888-2518

                  Chris Hardman                                  Valerie Finberg
                  720-888-2292                                      720-888-2501


                      Level 3 Announces Pricing of Private
                     Offering of 9.25% Senior Notes due 2014

BROOMFIELD, Colo., December 13, 2006 -- Level 3 Communications, Inc. (Nasdaq:
LVLT) today announced that its subsidiary, Level 3 Financing, Inc., has agreed to sell $650 million aggregate principal amount of 9.25% Senior Notes due 2014 in a private offering to "qualified institutional buyers" as defined in Rule 144A under the Securities Act of 1933 and outside the United States under Regulation S under the Securities Act of 1933. The senior notes were priced at 101.75% of the principal amount plus accrued interest from October 30, 2006, representing an effective yield of 8.86% to the purchasers of these senior notes.

The senior notes represent an additional offering of the 9.25% Senior Notes due 2014 that were issued on October 30, 2006. The notes are being offered as additional notes under the same indenture as the 9.25% Senior Notes issued on October 30, 2006, and will be treated under that indenture as a single series of notes with the outstanding 9.25% Senior Notes.

The debt represented by the new notes will be used to (i) purchase Level 3 Financing's 10.75% Senior Notes due 2011 tendered in a tender offer, which was launched by Level 3 Financing today, (ii) to the extent that less than all of the 10.75% Senior Notes due 2011 are purchased in the tender offer, to effect a satisfaction and discharge under the indenture governing the 10.75% Senior Notes due 2011 or otherwise repurchase in any lawful manner those 10.75% Senior Notes due 2011 that remain outstanding after the tender offer, and (iii) pay fees and expenses incurred in connection with the foregoing. Gross proceeds from the offering of senior notes that exceed the amount necessary to repurchase or refinance the 10.75% Senior Notes due 2011, will constitute purchase money indebtedness under the existing indentures of Level 3 and will be used solely to fund the cost of construction, installation, acquisition, lease, development or improvement of any Telecommunications/IS Assets (as defined in the existing indentures of Level 3), including the cash purchase price of any past, pending or future acquisitions.

The senior notes will not be registered under the Securities Act of 1933 or any state securities laws and, unless so registered, may not be offered or sold except pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws.

About Level 3 Communications
Level 3 Communications, Inc. (Nasdaq: LVLT), an international communications company, operates one of the largest Internet backbones in the world. Through its customers, Level 3 is the primary provider of Internet connectivity for millions of broadband subscribers. The company provides a comprehensive suite of services over its broadband fiber optic network including Internet Protocol (IP) services, broadband transport and infrastructure services, colocation services, voice services and voice over IP services. These services provide building blocks that enable Level 3's customers to meet their growing demands for advanced communications solutions. The company's Web address is www.Level3.com.

"Level 3 Communications," "Level 3" and the Level 3 Communications logo are registered service marks of Level 3 Communications, Inc. in the United States and/or other countries. Any other product and company names herein may be trademarks of their respective owners. Level 3 services are provided by wholly owned subsidiaries of Level 3 Communications, Inc.

Forward-Looking Statement
Some of the statements made by Level 3 in this press release are forward-looking in nature. Actual results may differ materially from those projected in forward-looking statements. Level 3 believes that its primary risk factors include, but are not limited to: increasing the volume of traffic on Level 3's network; developing new products and services that meet customer demands and generate acceptable margins; successfully completing commercial testing of new technology and information systems to support new products and services, including voice transmission services; stabilizing or reducing the rate of price compression on certain of our communications services; integrating strategic acquisitions; attracting and retaining qualified management and other personnel; and the ability to meet all of the terms and conditions of our debt obligations. Additional information concerning these and other important factors can be found within Level 3's filings with the Securities and Exchange Commission. Statements in this release should be evaluated in light of these important factors.


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